ACCEPTANCE INSURANCE COMPANIES INC.
CANCELS CONFERENCE CALL AND EXTENDS QUARTERLY FILING

For Immediate Release

        (Council Bluffs, Iowa—November 14, 2002). Acceptance Insurance Companies Inc. (NYSE:AIF) announced today that the New York Stock Exchange had requested that the Company comment on the unusual trading activity in its Company stock.

        “The Company has made no public statements and we are not aware of any reason for today’s trading activity,” said Company President and Chief Executive Officer John E. Martin. “Because we currently are in active discussions regarding possible strategic transactions, however, we have cancelled the conference call to discuss quarterly results previously scheduled for 9:30 a.m. (Central) Friday, November 15, 2002."

        In addition, the Company said it would notify the Securities and Exchange Commission and New York Stock Exchange of its intention to extend the filing of its Form 10-Q for the period ending September 30, 2002.

Contacts:

John E. Martin
President and Chief Executive Officer
712.328.3918

Dwayne D. Hallman
Chief Financial Officer
712.328.3918